UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 11, 2010

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road
Suite 120
Schaumburg, IL 60173 USA
(Address of Principal Executive Offices/Zip Code)

(224) 653-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (   see    General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.01 Changes in Control of Registrant

(a)  On May 11, 2010, Mr. Christopher Wood, the former Chief Executive Officer, controlling shareholder and a director of WLG Inc. (the “Company”, or “WLG”) sold 7,748,848 shares of WLG common stock (“WLG Shares”) owned by him to Jumbo Glory Limited (“Jumbo Glory”), at an approximate price of $0.129 per share and an aggregate price of $1,000,000 in a private transaction, pursuant to the terms of a Stock Purchase Agreement dated February 8, 2010, between Mr. Wood and Jumbo Glory (the “Stock Purchase Agreement”), and amended effective May 11, 2010 (the “Amendment”). As reported in a Form 8-K filed on February 12, 2010, on February 8, 2010, Mr. Wood sold 8,000,000 shares of WLF common stock owned by him to Jumbo Glory, at a price of $0.25 per share pursuant to the Stock Purchase Agreement (the "Initial Sale").

Pursuant to the Stock Purchase Agreement, Mr. Wood was obligated, within 90 days of the closing date of the Initial Sale, to sell an additional 8,000,000 WLG Shares owned by him to Jumbo Glory at a price of $0.25 per share , if requested to do so by Jumbo Glory (the "Second Sale").

Under terms of the Amendment, the per share price and number of WLG Shares to be sold in the Second Sale were changed from what was set forth in the Agreement to (1) specify a revised per share price of $0.129, and (2) to decrease the number of shares that Mr. Wood was obligated to sell to Jumbo Glory from 8,000,000 WLG Shares to 7,748,848 WLG Shares.  With the completion of the Second, Sale, Jumbo Glory has acquired 51% of WLG’s common stock and now holds a controlling interest in the Company.

Jumbo Glory obtained from private investors the funds to purchase the WLG Shares.  Pursuant to an understanding between Jumbo Glory and Mr. Wood, Jumbo Glory shall have the right to appoint three persons and Mr. Wood shall have the right to appoint two persons, respectively, to WLG’s Board of Directors.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: May 14, 2010	By:	/s/ Andrew Jillings
Andrew Jillings Chief Executive Officer